Exhibit 10.20.1

FORBEARANCE AND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FORBEARANCE AND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of May, 2005, by and among Silicon Valley Bank (“Bank” or “Silicon”) and each of the following named corporations: ACT Teleconferencing, Inc., ACT Teleconferencing Services, Inc., ACT Videoconferencing, Inc., ACT Proximity, Inc., and ACT Research, Inc. (collectively and jointly and severally, the “Borrowers” and separately, a “Borrower”), with ACT Teleconferencing, Inc., whose chief executive office is located at 1526 Cole Boulevard, Suite 300, Golden, CO 80401, acting as the Borrowers’ agent.

RECITALS

A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of November 12, 2004 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

B. Borrowers acknowledge that events of default have occurred under the Loan Agreement (collectively, the “Existing Defaults”) and that Borrowers are currently in default of the Loan Agreement as a result of Borrowers’ failure to comply with Section 5.3 (Schedule Section 6, subsections 5, 6 and 8) and Section 5.1 (Schedule Section 5) of the Loan Agreement, which require Borrowers to take the following actions, respectively:

(a) to provide (1) Monthly unaudited consolidated and consolidating financial statements, as soon as available, and in any event within 30 days after the end of each month; and (2) Monthly Compliance Certificates, within 30 days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks; and (3) Quarterly unaudited consolidated and consolidating financial statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower, together with Borrower’s report to the SEC on 10-Q for such fiscal quarter; and

(b) to maintain Minimum Tangible Net Worth of not less than the following sum: (i) $6,000,000.00; plus (ii) 50% of all consideration received after 11/12/04 for equity securities of ACT Teleconferencing, Inc. plus (iii) 50% of Borrower’s consolidated positive net income (giving no effect to any losses) in respect of each fiscal quarter ending after 11/12/04, commencing with the quarter ending 12/31/04.

C. Borrowers have requested that Bank (1) forbear from exercising its rights and remedies against Borrowers through and including 06/30/05 to allow Borrowers time to raise additional equity, refinance existing subordinated debt, continue restructuring, and implement their strategic plan. Although Bank is under no obligation to do so, Bank is willing to forbear from exercising its rights and remedies against Borrowers through and including 06/30/05 on the terms and conditions set forth in this Amendment, so long as Borrowers comply with the terms, covenants and conditions set forth in this Amendment in a timely manner.

D. In consideration of such forbearance, Borrowers have agreed to amend the Loan Agreement as set forth in this Amendment. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Forbearance.

2.1 Forbearance Period. So long as no Event of Default, other than the Existing Defaults, occurs, subject to the terms and conditions set forth herein, Bank shall forbear from filing any legal action or instituting or enforcing any rights and remedies it may have against Borrowers through and including 06/30/05 (the “Forbearance Period”). Except as expressly provided herein, this Amendment does not constitute a waiver or release by Bank of any Existing Defaults or of any Obligations or of any Event of Default which may arise in the future after the date of execution of this Amendment. If Borrowers do not comply with the terms of this Amendment, Bank shall have no further obligations under this Amendment and shall be permitted to exercise at such time any rights and remedies against Borrowers as it deems appropriate in its sole and absolute discretion. Borrowers understand that Bank has made no commitment and is under no obligation whatsoever to grant any waiver or additional extensions of time at the end of the Forbearance Period.

2.2 Forbearance Terms. Repayment and performance of all obligations of Borrowers to Bank under the Loan Agreement and this Amendment shall be and shall continue to be secured by the Collateral. Every 30 days Borrowers and Bank shall conduct a monthly progress review so that Borrowers may demonstrate Borrowers’ progress in arranging refinancing, raising equity or selling all or parts of Borrowers’ assets or businesses, and Bank shall determine whether Borrowers are making satisfactory progress with such efforts, in Bank’s reasonable discretion. Borrowers shall permit the next Collateral audit conducted by or on behalf of Bank, as contemplated by Section 5.4 of the Loan Agreement, to begin no later than 05/15/05.

3. Amendments to Loan Agreement. The Schedule to the Loan Agreement is amended as follows:

3.1 In Section 1 entitled “CREDIT LIMIT (Section 1.1)”, subsection B entitled “For Term Loans”, including subparts (i) through (v) thereof, shall be deleted and intentionally left blank.

3.2 In Section 2 entitled “INTEREST”, the first sentence under the heading “Interest Rate (Section 1.2)” shall be changed to read “A rate equal to the “Prime Rate” in effect from time to time, plus 2.50% per annum.” This change shall be effective as of April 1, 2005.

3.3 Section 5 entitled “FINANCIAL COVENANTS (Section 5.1)” shall be amended entirely to read as follows:

Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Minimum Cash Income:

Borrower shall maintain a minimum Cash Income of not less than (a) $1.00 for the month ending 04/30/05, (b) $100,000 for the combined months of April and May ending 05/31/05, and (c) $100,000 for the combined months of April, May and June ending 06/30/05

Definitions. For purposes of the foregoing financial covenants, the following terms shall have the following meanings:

“Cash Income” is Borrower’s consolidated net income (or loss) plus depreciation, plus amortization of intangible assets plus other non-cash charges made to Borrower’s income minus all principal debt service and minus un-financed capital expenditures, determined in accordance with GAAP.

3.4 Section 6 entitled “REPORTING (Section 5.3)” shall be amended by changing subsections 1 through 6 thereof to read as follows:

1. Weekly cash budgets and weekly transaction reports and schedules of collections, on Silicon’s standard form.

2. Monthly accounts receivable agings, aged by invoice date, within 20 days after the end of each month.

3. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within 20 days after the end of each month.

4. Monthly unaudited consolidated and consolidating financial statements, as soon as available, and in any event within 25 days after the end of each month.

5. Monthly Compliance Certificates, within 25 days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

3.5 Section 8 entitled “EARLY TERMINATION (Section 6.2)” is amended entirely to read as follows:

Borrower shall pay an amount equal to (a) 3.00% of the aggregate of the Maximum Credit Limit if termination occurs on the anniversary of the date of this Agreement or within the first 12 months following the date of this Agreement; (b) 2.00% of the aggregate amount of the Maximum Credit Limit if termination occurs on the second anniversary of the date of this Agreement or within the 12 months following the first anniversary of the date of this Agreement; and (c) 1.00% of the aggregate amount of the Maximum Credit Limit if termination occurs within the 12 months following the second anniversary of the date of this Agreement.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on November 12, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) the certificate of incorporation or bylaws of Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) any contractual restriction with a Person binding on Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment shall constitute a satisfaction of any of the Obligations. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Release by Borrowers.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, each Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 By entering into this release, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower to hereby fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.4 Each Borrower hereby represents and warrants to Bank, and acknowledges that Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) Borrower has carefully read this Amendment, the contents hereof are known and understood by Borrower, and this Amendment is signed by Borrower freely and without duress.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective only upon (a) the due execution and delivery to Bank of this Amendment by each other party hereto, and (b) Borrowers’ payment to Bank of an amendment and forbearance fee in an amount equal to $5,000.

10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.

11. JURY TRIAL WAIVER. BANK AND BORROWERS EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE LOAN AGREEMENT, THE CREDIT EXTENDED THEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT OR THE LOAN AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		ACT Teleconferencing, Inc.

By:		By:
Name:	S. RENEE HUDNALL	Name:	EDWARD J. BARNICA
Title:	Vice President	Title:	CFO

BORROWER		BORROWER

ACT Teleconferencing Services, Inc.		ACT Videoconferencing, Inc.

By:		By:
Name:	EDWARD J. BARNICA	Name:	EDWARD J. BARNICA
Title:	CFO	Title:	CFO

BORROWER		BORROWER

ACT Proximity, Inc.		ACT Research, Inc.

By:		By:
Name:	EDWARD J. BARNICA	Name:	EDWARD J. BARNICA
Title:	CFO	Title:	CFO